Exhibit 99.1

November 13, 2026

Dear Shareholder:

As we approach the holiday season and the end of another year, we are grateful for the trust and support of our shareholders, customers, associates, and communities. That support has sustained Uwharrie through both good times and challenging ones, and we do not take it for granted. For more than four decades, we have remained focused on a simple purpose: helping people prosper and helping the communities we serve grow stronger.

That responsibility requires us to be good stewards of the resources entrusted to us and to manage the Company with a strategic perspective. We are pleased to report that as of
September 30, 2026, total assets reached $1.23 billion, an increase of $15 million compared to the same period in 2025. Our loan portfolio grew by $27 million to $709 million, supported by core deposit growth of $14 million year-over-year. Net income for the nine months ending
September 30, 2026, was $10 million, up nearly 21% from $8.3 million for the same nine months in 2025.

In light of this continued progress, the Board of Directors has declared a 3% stock dividend payable on November 23, 2026, to shareholders of record as of November 5, 2026. The dividend will be issued electronically in book-entry form. This stock dividend reflects the growth of the Company and provides our shareholders with something important, choice and flexibility. Shareholders who do not need current income may retain their dividend shares and continue building their ownership in Uwharrie, while those who desire current income may choose to sell the shares and receive the value in cash. This approach allows each shareholder to make the decision that best fits his or her individual circumstances and long-term financial objectives.

We are encouraged by our progress, but we also recognize the challenges facing many of our customers and businesses. Higher borrowing costs, elevated household and operating expenses, and continued economic uncertainty are affecting financial decisions throughout the communities we serve. These conditions have reduced mortgage banking income and continue to place pressure on funding costs and net interest margin. We will continue to manage these challenges carefully, with the same focus on asset quality, liquidity, capital strength, and sustained profitability that has served Uwharrie well over the years.

Thank you for the confidence you continue to place in Uwharrie. We are grateful for your investment, your support, and the opportunity to continue building our communities together. From all of us at Uwharrie, we wish you and your family a blessed holiday season and a happy and prosperous New Year.

Sincerely,

UWHARRIE CAPITAL CORP

/s/ Roger L. Dick

President and Chief Executive Officer

This Report may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Company's goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook,” or similar expressions. These statements are based upon the current belief and expectations of the Company‘s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

Uwharrie Capital Corp and Subsidiaries
Consolidated Balance Sheets (Unaudited)
	September 30,	September 30,
(Amounts in thousands except share and per share data)	2026	2025

Assets
Cash and due from banks	$10,035	$10,768
Interest-earning deposits with banks	65,256	100,250
Securities available for sale	375,000	354,920
Securities held to maturity (fair value $16,093 and $20,016, respectively)	18,643	22,023
Less: allowance for credit losses on securities held to maturity	(30)	(46)
Net securities held to maturity	18,613	21,977
Equity securities, at fair value	269	332
Loans held for sale	6,588	5,083
Loans held for investment	702,750	677,390
Less: allowance for credit losses on loans	(5,763)	(6,356)
Net loans held for investment	696,987	671,034
Premises and equipment, net	17,355	14,171
Interest receivable	4,777	4,700
Restricted stock	1,825	1,779
Bank-owned life insurance	8,186	8,044
Deferred income tax	10,180	7,132
Loan servicing assets	3,596	3,799
Other assets	12,510	11,837
Total assets	$1,231,177	$1,215,826

Liabilities
Deposits:
Demand, noninterest-bearing	$303,559	$287,219
Interest checking and money market accounts	434,280	429,147
Savings accounts	108,077	100,842
Time deposits, $250,000 and over	126,239	137,654
Other time deposits	145,681	149,191
Total deposits	1,117,836	1,104,053
Short-term borrowed funds	152	43
Long-term debt	31,606	29,219
Other liabilities	13,032	11,545
Total liabilities	1,162,626	1,144,860

Shareholders' Equity
Common stock, $1.25 par value: 20,000,000 shares authorized;
issued and outstanding or in process of issuance
6,866,743 and 6,988,394 shares, respectively.
Book value per share $8.19 in 2026 and $8.13 in 2025 (1)	8,583	8,735
Common stock dividend distributable	257	262
Additional paid-in capital	12,305	13,666
Undivided profits	65,695	56,089
Accumulated other comprehensive loss	(28,944)	(18,441)
Total Uwharrie Capital Corp shareholders' equity	57,896	60,311
Noncontrolling interest	10,655	10,655
Total shareholders' equity	68,551	70,966
Total liabilities and shareholders' equity	$1,231,177	$1,215,826

(1) Net income per share, book value per share and weighted average shares outstanding have been adjusted to reflect the 3.0% stock dividend in 2026 and 2025.

Uwharrie Capital Corp and Subsidiaries
Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in thousands except share and per share data)	2026	2025	2026	2025

Interest Income
Interest and fees on loans	$10,864	$10,800	$32,169	$31,504
Interest on investment securities	3,453	3,218	10,000	9,500
Interest-earning deposits with banks and federal funds sold	730	682	2,340	1,834
Total interest income	15,047	14,700	44,509	42,838

Interest Expense
Interest paid on deposits	4,462	4,481	13,307	13,106
Interest paid on borrowed funds	372	331	1,039	1,009
Total interest expense	4,834	4,812	14,346	14,115

Net Interest Income	10,213	9,888	30,163	28,723
Provision for (recovery of) credit losses	(287)	176	(773)	711
Net interest income after provision for (recovery of) credit losses	10,500	9,712	30,936	28,012

Noninterest Income
Service charges on deposit accounts	308	280	883	802
Interchange and card transaction fees	309	252	892	809
Other service fees and commissions	1,122	1,002	3,285	2,972
Gain (loss) on sale of securities	(28)	-	158	-
Realized/unrealized gain (loss) on equity securities	(17)	7	829	(2)
Income from mortgage banking	374	927	2,552	3,005
Other income	993	438	1,466	785
Total noninterest income	3,061	2,906	10,065	8,371

Noninterest Expense
Salaries and employee benefits	5,840	5,581	17,695	16,712
Occupancy expense	547	488	1,524	1,385
Equipment expense	244	195	648	606
Data processing	237	223	699	664
Loan costs	73	47	223	205
Professional fees and services	221	289	644	826
Marketing and donations	504	375	1,565	1,093
Software amortization and maintenance	444	412	1,285	1,132
Other operating expenses	1,803	1,251	3,988	3,146
Total noninterest expense	9,913	8,861	28,271	25,769

Income before income taxes	3,648	3,757	12,730	10,614
Provision for income taxes	788	867	2,742	2,347
Net Income	$2,860	$2,890	$9,988	$8,267

Consolidated net income	$2,860	$2,890	$9,988	$8,267
Less: net income attributable to noncontrolling interest	(142)	(142)	(422)	(422)
Net income attributable to common shareholders	$2,718	$2,748	$9,566	$7,845
Net Income Per Common Share (1)
Basic	$0.37	$0.37	$1.31	$1.05
Assuming dilution	$0.37	$0.37	$1.31	$1.05
Weighted Average Common Shares Outstanding (1)
Basic	7,257,667	7,432,747	7,328,080	7,471,684
Assuming dilution	7,257,667	7,432,747	7,328,080	7,471,684